Exhibit 99.1

Bellicum Pharmaceuticals Appoints Edmund P. Harrigan, M.D. to its Board of Directors

HOUSTON, Feb. 21, 2018 (GLOBE NEWSWIRE) -- Bellicum Pharmaceuticals, Inc. (NASDAQ:BLCM), a leader in developing novel, controllable cellular immunotherapies for cancers and orphan inherited blood disorders, today announced the appointment of Edmund Harrigan, M.D. to its Board of Directors. Dr. Harrigan has 28 years of pharmaceutical industry experience serving in various executive leadership positions across Business Development, Clinical, Drug Safety, and Regulatory affairs, most recently as Senior Vice President, Worldwide Safety and Regulatory at Pfizer Inc.

“We are pleased to welcome Ed to our Board of Directors. His extensive leadership experience and cross-functional background—particularly in clinical and regulatory matters—will be instrumental as we continue to advance and expand our pipeline of controllable cell immunotherapies,” said Bellicum’s President & CEO Rick Fair.

Throughout his career, Dr. Harrigan has held multiple executive leadership roles at Pfizer, spanning 18 years. Most recently, as Senior Vice President of Worldwide Safety and Regulatory for Pfizer from 2012 to 2015, he led a 3,500-person team in 80 countries that was responsible for collecting, interpreting and reporting clinical safety data for more than 600 marketed products, and managing regulatory interactions with global health agencies. Previously at Pfizer, he also served as Senior Vice President, Head of Worldwide Business Development and Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance. In addition to his experience at Pfizer, Dr. Harrigan previously served as President & CEO of Karuna Pharmaceuticals, and in senior clinical leadership positions at Neurogen Corp. and Sepracor, Inc.

Prior to entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years. He currently serves on the Board of Directors of Karuna Pharmaceuticals, ACADIA Pharmaceuticals, and Lyndra, Inc. Dr. Harrigan has a B.A. degree in Chemistry from St. Anselm College and earned his M.D. from the University of Massachusetts at Worcester.

About Bellicum Pharmaceuticals
Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing cellular immunotherapies for cancers and orphan inherited blood disorders. Bellicum is using its proprietary Chemical Induction of Dimerization (CID) technology platform to engineer and control components of the immune system. Bellicum is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation (HSCT), and CAR-T and TCR cell therapies. More information can be found at www.bellicum.com.

Forward-Looking Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," “designed,” "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our intentions to advance and expand our pipeline. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2016 and our report on Form 10-Q for the quarter ended September 30, 2017. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investors:
Bellicum Pharmaceuticals, Inc.
Alan Musso, CFO
832-384-1116
amusso@bellicum.com

Media:
BMC Communications
Brad Miles
646-513-3125
bmiles@bmccommunications.com

Source: Bellicum Pharmaceuticals

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